Exhibit 99.1

Coupa Software Reports First Quarter Fiscal 2021 Financial Results

Record Quarterly Revenues of $119.2 Million, Up 47% Year-Over-Year

Record Quarterly Subscription Revenues of $105.7 Million, Up 45% Year-Over-Year

Operating Cash Flows of $15.4 million, TTM Operating Cash flows of $64.8 million

SAN MATEO, Calif., June 8, 2020 – Coupa Software (NASDAQ: COUP) today announced financial results for its first fiscal quarter ended April 30, 2020.

“Our strong first quarter results are a clear representation of the value Coupa delivers to customers in all economic climates,” said Rob Bernshteyn, chairman and chief executive officer at Coupa. “As we focus on supporting our employees and ensuring all members of the Coupa community emerge from this pandemic stronger, we continue to leverage our thoughtful, disciplined financial approach, the strength of our balance sheet, and a focus on business resilience to foster growth and position ourselves for sustained market leadership well beyond the current crisis.”

First Quarter Results:

•	Total revenues were $119.2 million, an increase of 47% compared to the same period last year. Subscription revenues were $105.7 million, an increase of 45% compared to the same period last year.

•

GAAP operating loss was $5.6 million, compared to a GAAP operating loss of $17.8 million for the same period last year. Non-GAAP operating income was $14.9 million, compared to a Non-GAAP operating income of $2.2 million for the same period last year.

•

GAAP net loss was $14.8 million, compared to a GAAP net loss of $20.5 million for the same period last year. GAAP net loss per basic and diluted share was $0.23, compared to a GAAP net loss per basic and diluted share of $0.34 for the same period last year. Non-GAAP net income was $14.5 million, compared to a Non-GAAP net income of $2.1 million for the same period last year. Non-GAAP net income per diluted share was $0.20, compared to a Non-GAAP net income per diluted share of $0.03 for the same period last year.

•	Operating cash flows and adjusted free cash flows were positive $15.4 million and $22.4 million, respectively.

See the section titled “Non-GAAP Financial Measures” and the reconciliation tables below for important details regarding Coupa’s non-GAAP measures. Coupa defines adjusted free cash flows as net cash provided by operating activities less purchases of property and equipment plus repayments of convertible senior notes attributable to debt discount.

Business Outlook:

The following forward-looking statements reflect Coupa’s expectations as of June 8, 2020.

Second quarter of fiscal 2021:

•	Total revenues are expected to be $118.0 to $119.0 million.

•	Subscription revenues are expected to be $107.0 to $108.0 million.

•	Professional services and other revenues are expected to be approximately $11.0 million.

•	Non-GAAP income from operations is expected to be $5.0 to $6.8 million.

•	Non-GAAP net income per diluted share is expected to be $0.06 to $0.08 per share.

•	Diluted weighted average share count is expected to be approximately 73.5 million shares.

Full year fiscal 2021:

•	Total revenues are expected to be $489.0 to $491.0 million.

•	Non-GAAP income from operations is expected to be $28.0 to $30.0 million.

•	Non-GAAP net income per diluted share is expected to be $0.36 to $0.38 per share.

•	Diluted weighted average share count is expected to be approximately 73.0 million shares.

Coupa has not reconciled its expectations for non-GAAP income from operations to GAAP loss from operations or non-GAAP net income per share to GAAP net loss per share because certain items excluded from non-GAAP income from operations and non-GAAP net income, such as charges related to stock-based compensation expenses, amortization of acquired intangible assets, the change in fair value of contingent consideration related to acquisition earnout payments, amortization of debt discount and issuance costs, gain or loss on conversion of convertible senior notes, and related tax effects, including non-recurring income tax adjustments, cannot be reasonably calculated or predicted at this time. In addition, the effect of the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes cannot be reasonably calculated or predicted at this time. The effect of these items may be significant.

Recent Business Highlights:

•

Welcomed many new customers into the Coupa community in Q1, including the following: Accent Therapeutics, AutoScout24, Black Diamond Therapeutics, Button Inc, Carta, CentralSquare Technologies, Clearway Energy, CODA Biotherapeutics, Fiege Logistic, InMoment Inc., New Horizons Australia, REIFF Management und Service, Siam City Cement Company, The Howard Hughes Corporation, The Salvation Army (Victoria Australia), TomTom, Transmin, United Urology Group, University of North Carolina, Vroom.com and Workiva.

•

Using our Source Together program, engaged with over 250 organizations to assist in the procurement of PPE and other essential supplies; such as N95 masks, hand sanitizers, disinfecting wipes, toilet paper and gloves.

•	Conducted multiple webinars including “How to Build a Resilient Supply Chain” featuring IKEA, posted in the webinars section of coupa.com.

Conference Call Information:

Coupa will host a conference call and live webcast for analysts and investors at 5:00 p.m. Eastern time today.

A live webcast will be accessible on Coupa’s investor relations website at http://investors.coupa.com. A replay will be available through the same link.

Non-GAAP Financial Measures:

In addition to disclosing financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain certain non-GAAP financial measures that exclude certain items, including stock-based compensation expenses, amortization of acquired intangible assets, the change in fair value of contingent consideration related to acquisition earnout payments, amortization of debt discount and issuance costs, gain on conversion of convertible senior notes, and related tax effects, including non-recurring income tax adjustments. In addition, the weighted average diluted shares used to calculate non-GAAP net income per share reflect the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes. Coupa believes these non-GAAP measures are useful in evaluating its operating performance and regularly reviews these measures as it evaluates its business.

Coupa believes these non-GAAP measures provide investors and other users of its financial information consistency and comparability with its past financial performance and facilitate period to period comparisons of operations. Coupa believes these non-GAAP measures are useful in evaluating its operating performance compared to that of other companies in its industry, as they generally eliminate the effects of certain items that may vary for different companies for reasons unrelated to overall operating performance.

Coupa uses these non-GAAP measures in conjunction with GAAP measures as part of its overall assessment of its performance, including the preparation of its annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. The definitions of its non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar metrics. Thus, Coupa’s non-GAAP measures should be considered in addition to, not as substitutes for, or in isolation from, measures prepared in accordance with GAAP.

Coupa compensates for these limitations by providing investors and other users of its financial information a reconciliation of non-GAAP measures to the related GAAP financial measures. Coupa encourages investors and others to review its financial information in its entirety, not to rely on any single financial measure and to view its non-GAAP measures in conjunction with GAAP financial measures. Please see the reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures attached to this release.

Forward-Looking Statements:

This release includes forward-looking statements. All statements other than statements of historical facts, including the statements of management and statements in “Business Outlook” are forward-looking statements. These forward-looking statements are based on Coupa’s current expectations and projections about future events and trends that Coupa believes may affect its financial condition, results of operations, strategy, short- and long-term business operations and objectives, and financial needs.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially, including: Coupa has a limited operating history at its current scale, which makes it difficult to predict its future operating results; the uncertain impact of the COVID-19 pandemic; if Coupa is unable to attract new customers, the growth of its revenues will be adversely affected; because its platform is sold to large enterprises with complex operating environments, Coupa encounters long and unpredictable sales cycles; risks and liabilities related to breach of its security measures or unauthorized access to customer data; the markets in which Coupa participates are intensely competitive; Coupa’s business depends substantially on its customers renewing their subscriptions and purchasing additional subscriptions; if Coupa fails to develop widespread brand awareness cost-effectively, its business may suffer; if Coupa fails to manage its recent rapid growth effectively, Coupa may be unable to execute its business plan, maintain high levels of service, or adequately address competitive challenges; the impact of acquisitions on its business, such as integration issues, assumption of unknown or unforeseen liabilities and ability to retain customers; and the impact of foreign currency exchange rates and global economic conditions.

These and other risks and uncertainties that could affect Coupa’s future results are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Coupa’s annual report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 20, 2020, which is available at investors.coupa.com and on the SEC’s website at www.sec.gov. Further information on potential risks that could affect actual results will be included in other periodic filings Coupa makes with the SEC.

The forward-looking statements in this release reflect Coupa’s expectations as of June 8, 2020. Coupa undertakes no obligation to update publicly any forward-looking statements for any reason after the date of this release to conform these statements to actual results or to changes in its expectations.

About Coupa Software

Coupa Software is a leading provider of BSM solutions. We offer a comprehensive, cloud-based BSM platform that connects our global community of customers with more than five million suppliers around the world. Our platform provides greater visibility into and control over how companies spend money. Using our platform, businesses are able to achieve real, measurable value and savings that drive their profitability. Learn more at www.coupa.com. Read more on the Coupa Blog or follow @Coupa on Twitter.

Investor Relations:

Steven Horwitz

(650) 338-1340

ir@coupa.com

Media Contact:

Kristi Lewandowski

(650) 485-8506

kristi.lewandowski@coupa.com

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended
	April 30,
	2020	2019
Revenues:
Subscription	$105,735	$72,957
Professional services and other	13,479	8,387

Total revenues	119,214	81,344
Cost of revenues:
Subscription	29,002	17,403
Professional services and other	13,836	9,926

Total cost of revenues	42,838	27,329

Gross profit	76,376	54,015

Operating expenses:
Research and development	26,719	21,014
Sales and marketing	46,139	33,610
General and administrative	9,144	17,198

Total operating expenses	82,002	71,822

Loss from operations	(5,626)	(17,807)
Interest expense	(12,289)	(3,175)
Interest income and other, net	3,328	924

Loss before provision for income taxes	(14,587)	(20,058)
Provision for income taxes	229	410

Net loss	$(14,816)	$(20,468)

Net loss per share attributable to common stockholders, basic and diluted	$(0.23)	$(0.34)

Weighted-average number of shares used in computing net loss per share attributable to common stockholders, basic and diluted	65,468	60,785

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,	January 31,
	2020	2020
Assets
Current assets:
Cash and cash equivalents	$295,806	$268,045
Marketable securities	409,974	499,160
Accounts receivable, net of allowances	90,258	118,508
Prepaid expenses and other current assets	25,963	31,636
Deferred commissions, current portion	12,096	11,982

Total current assets	834,097	929,331
Property and equipment, net	21,040	18,802
Deferred commissions, net of current portion	29,652	30,921
Goodwill	443,086	442,112
Intangible assets, net	119,795	128,660
Operating lease right-of-use assets	30,176	32,026
Other assets	13,316	12,221

Total assets	$1,491,162	$1,594,073

Liabilities, Temporary Equity and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,568	$3,517
Accrued expenses and other current liabilities	45,689	54,245
Deferred revenue, current portion	240,680	257,692
Current portion of convertible senior notes, net	114,165	187,115
Operating lease liabilities, current portion	8,069	8,199

Total current liabilities	411,171	510,768
Convertible senior notes, net	571,897	562,612
Deferred revenue, net of current portion	3,800	4,091
Operating lease liabilities, net of current portion	23,451	25,490
Other liabilities	14,969	28,620

Total liabilities	1,025,288	1,131,581

Temporary equity	752	16,835
Stockholders’ equity:
Preferred stock, $0.0001 par value per share	—	—
Common stock, $0.0001 par value per share	7	7
Additional paid-in capital	822,713	790,468
Accumulated other comprehensive income	2,907	871
Accumulated deficit	(360,505)	(345,689)

Total stockholders’ equity	465,122	445,657

Total liabilities, temporary equity and stockholders’ equity	$1,491,162	$1,594,073

COUPA SOFTWARE INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	April 30,
	2020	2019
Cash flows from operating activities
Net loss	$(14,816)	$(20,468)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,502	4,036
Accretion of discounts on marketable securities, net	471	731
Amortization of deferred commissions	3,162	1,980
Amortization of debt discount and issuance costs	11,950	2,961
Stock-based compensation	24,197	16,845
Gain on conversion of convertible senior notes	(2,571)	—
Repayments of convertible senior notes attributable to debt discount	(10,604)	—
Other	881	92
Changes in operating assets and liabilities net of effects from acquisitions:
Accounts receivable	26,633	29,405
Prepaid expenses and other current assets	5,945	(4,370)
Other assets	595	1,895
Deferred commissions	(2,007)	(3,763)
Accounts payable	(885)	(788)
Accrued expenses and other liabilities	(20,742)	(3,519)
Deferred revenue	(17,303)	(6,244)

Net cash provided by operating activities	15,408	18,793

Cash flows from investing activities
Purchases of marketable securities	(49,514)	(64,789)
Maturities of marketable securities	137,143	44,796
Sales of marketable securities	2,929	199,314
Acquisitions, net of cash acquired	(3,604)	—
Purchases of property and equipment	(3,599)	(2,654)

Net cash provided by investing activities	83,355	176,667

Cash flows from financing activities
Repayments of convertible senior notes attributable to principal	(81,444)	—
Proceeds from the exercise of common stock options	2,938	4,339
Proceeds from issuance of common stock for employee stock purchase plan	7,391	5,396

Net cash provided by (used in) financing activities	(71,115)	9,735

Net increase in cash, cash equivalents, and restricted cash	27,648	205,195
Cash, cash equivalents, and restricted cash at beginning of year	268,280	141,319

Cash, cash equivalents, and restricted cash at end of period	$295,928	$346,514

Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	$295,806	$346,446
Restricted cash included in other assets	122	68

Total cash, cash equivalents, and restricted cash	$295,928	$346,514

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended April 30, 2020

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Change in Fair Value of Contingent Consideration Liability	Amortization of Debt Discount and Issuance Costs	Gain on Conversion of Convertible Senior Notes	Other Expenses (2)	Non-GAAP
Costs and expenses:
Costs of subscription	$29,002	$(2,158)	$(6,610)	$—	$—	$—	$—	$20,234
Costs of professional services and other	13,836	(2,412)	(200)	—	—	—	—	11,224
Gross profit	64.1%	3.8%	5.7%	0.0%	0.0%	0.0%	0.0%	73.6%

Research and development	26,719	(6,124)	—	—	—	—	—	20,595
Sales and marketing	46,139	(7,513)	(2,056)	—	—	—	—	36,570
General and administrative	9,144	(5,990)	—	12,500	—	—	—	15,654
Income (loss) from operations	(5,626)	24,197	8,866	(12,500)	—	—	—	14,937
Operating margin	-4.7%	20.3%	7.4%	-10.5%	0.0%	0.0%	0.0%	12.5%

Interest expense	(12,289)	—	—	—	11,950	—	—	(339)
Interest income and other, net	3,328	—	—	—	—	(2,571)	—	757
Income (loss) before provision for income taxes	(14,587)	24,197	8,866	(12,500)	11,950	(2,571)	—	15,355
Provision for income taxes	229	587	(49)	—	—	—	128	895
Net income (loss)	(14,816)	23,610	8,915	(12,500)	11,950	(2,571)	(128)	14,460

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.23)							$0.22
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.23)							$0.20

(1)

GAAP net loss per share is calculated based upon 65,468 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 65,468 basic and 71,724 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects any anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

(2)	Other expenses consists of the release of valuation allowances against deferred tax assets.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP to Non-GAAP Financial Measures

Three Months Ended April 30, 2019

(in thousands, except percentages and per share amounts)

(unaudited)

	GAAP	Stock-Based Compensation Expenses	Amortization of Acquired Intangible Assets	Amortization of Debt Discount and Issuance Costs	Non-GAAP
Costs and expenses:
Costs of subscription services	$17,403	$(1,388)	$(2,172)	$—	$13,843
Costs of professional services and other	9,926	(1,445)	—	—	8,481
Gross profit	66.4%	3.5%	2.7%	0.0%	72.6%

Research and development	21,014	(4,048)	—	—	16,966
Sales and marketing	33,610	(4,839)	(1,006)	—	27,765
General and administrative	17,198	(5,125)	—	—	12,073
Income (loss) from operations	(17,807)	16,845	3,178	—	2,216
Operating margin	-21.9%	20.7%	3.9%	0.0%	2.7%

Interest expense	(3,175)	—	—	2,960	(215)
Interest income and other, net	924	—	—	—	924
Income (loss) before provision for income taxes	(20,058)	16,845	3,178	2,960	2,925
Provision for income taxes	410	493	(123)	—	780
Net income (loss)	(20,468)	16,352	3,301	2,960	2,145

Net income (loss) per share attributable to common stockholders, basic (1)	$(0.34)				$0.04
Net income (loss) per share attributable to common stockholders, diluted (1)	$(0.34)				$0.03

(1)

GAAP net loss per share is calculated based upon 60,785 basic and diluted weighted-average shares of common stock. Non-GAAP net income per share is calculated based upon 60,785 basic and 68,945 diluted weighted-average shares of common stock. The Company uses the treasury stock method to calculate the non-GAAP diluted shares related to the convertible notes which reflects the anti-dilutive impact of the capped call transactions entered into in connection with the convertible notes.

COUPA SOFTWARE INCORPORATED

Reconciliation of GAAP Cash Flows from Operations to Adjusted Free Cash Flows

(A Non-GAAP Financial Measure)

(in thousands)

(unaudited)

	Three Months Ended
	April 30,
	2020	2019
Net cash provided by operating activities	$15,408	$18,793
Less: purchases of property and equipment	(3,599)	(2,654)
Add: repayments of convertible senior notes attributable to debt discount	10,604	—

Adjusted free cash flows	$22,413	$16,139